UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 14, 2015
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814−00830 (Commission File Number)	27−3008946 IRS Employer Identification Number)
150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976−8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01	Other Events

On December 22, 2014, Firsthand Technology Value Fund, Inc. (the “Fund”)  announced that it had commenced an Issuer Tender Offer pursuant to which it was offering to purchase up to $20 million of its issued and outstanding shares of common stock, par value, $0.001 per share (“Shares”) at a price per share equal to 95% of the December 31, 2014 net asset value (“NAV”).

On January 14, 2015, the Fund issued a press release disclosing its December 31, 2014 net asset value (“NAV”) and the Fund’s calculation of the per Share purchase price for the Offer.

A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1
Press Release of Firsthand Technology Value Fund, Inc. issued on January 14, 2015 entitled “Firsthand Technology Value Fund Discloses December 31, 2014 NAV of $24.4950 Per Share; Fund Also Discloses Purchase Price Per Share for the Offer of $23.2702 Per Share.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
January 14, 2015
	By:	/s/KEVIN LANDIS
Kevin Landis
President

Exhibit Index

Exhibit No. 99.1
Press Release of Firsthand Technology Value Fund, Inc. issued on January 14, 2015 entitled “Firsthand Technology Value Fund Discloses December 31, 2014 NAV of $24.4950 Per Share; Fund Also Discloses Purchase Price Per Share for the Offer of $23.2702  Per Share”